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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):          August 10, 1999


                                  NOVAVAX, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                     0-26770               22-2816046
             --------                     -------               ----------
  (State or other jurisdiction          (Commission          (I.R.S. Employer
of incorporation or organization)        File No.)          Identification No.)


              8320 GUILFORD ROAD, COLUMBIA, MD           21046
              --------------------------------           -----
          (Address of principal executive offices)     (Zip code)


                                 (301) 854-3900
                                 --------------
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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                                  NOVAVAX, INC.
                       ITEMS TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 10, 1999, the Company acquired substantially all of the assets (excluding cash and accounts receivable) of the Biomedical Services Laboratory ("BSL") division of DynCorp of Reston, Virginia for $592,000 in cash and assumed liabilities of approximately $60,000. In addition, DynCorp entered into a five-year non-competition agreement, for which Novavax will make four quarterly payments of $37,000 each, commencing on November 10, 1999. The research and development activities of BSL have been and will continue to be conducted in a leased 12,000 square foot facility located in Rockville, Maryland. The acquisition will be accounted for under the purchase method of accounting for business combinations.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired. It is impractical at the present time to provide this information. This information will be filed as soon as practical, but in any event not later than October 24, 1999.

(b) Pro Forma Financial Information. It is impractical at the present time to provide this information. This information will be filed as soon as practical, but in any event not later than October 24, 1999.

(c)    Exhibits

          2.1 Asset Purchase Agreement dated as of August 10, 1999, by and among DynCorp, DynCorp Biotechnology and Health Services, Inc. and Novavax, Inc.


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                                  NOVAVAX, INC.
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                             NOVAVAX, INC.
                                               (Registrant)

Date: August 25, 1999                        By: /s/ Donald J. MacPhee
                                             -------------------------
                                             Donald J. MacPhee
                                             Vice President and Treasurer
                                             Chief Financial Officer
                                             (Principal Financial and Accounting
                                                 Officer)


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